Exhibit 99.1

NAPCO Security Technologies, Inc. Reports Fiscal 2025 Third Quarter Results

Fiscal 2025 Q3 Highlights

●	Net sales of $44.0 million decreased 10.8% YoY
●	Recurring service revenue (“RSR”) increased 10.6% to $21.6 million, while equipment sales decreased 24.8% to $22.4 million
●	RSR had a prospective annual run rate of approximately $89 million based on April 2025 recurring service revenues.
●	Gross profit margin of 57.2% vs 53.8% in prior fiscal year quarter
●	Diluted EPS of $0.28 vs $0.36 in prior fiscal year quarter
●	The Board declared a quarterly dividend of $0.14 per share, payable on July 3, 2025 to shareholders of record on June 12, 2025, which represents a sequential increase over the most recent dividend paid of $.125 per share.

AMITYVILLE, N.Y., May 5, 2025 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced financial results for its third quarter of fiscal 2025.

	Three months ended March 31,			Nine months ended March 31,
	(dollars in thousands)			(dollars in thousands)
			% Increase/			% Increase/
Financial Highlights (1)	2025	2024	(decrease)	2025	2024	(decrease)
Net Sales	$43,961	$49,267	(10.8)%	$130,897	$138,490	(5.5)%
Gross Profit	$25,127	$26,484	(5.1)%	$74,232	$73,909	0.4%
Gross Profit Margin	57.2%	53.8%		56.7%	53.4%
Net Income	$10,122	$13,196	(23.3)%	$31,774	$36,284	(12.4)%
Net Income as a % of Sales	23.0%	26.8%		24.3%	26.2%
Diluted EPS	$0.28	$0.36	(22.2)%	$0.86	$0.98	(12.2)%
Adjusted EBITDA(2)	$13,159	$15,566	(15.5)%	$37,877	$43,519	(13.0)%
Adjusted EBITDA(2) as a % of Sales	29.9%	31.6%		28.9%	31.4%
Adjusted EBITDA(2) Per Share	$0.36	$0.42	(14.3)%	$1.03	$1.18%	(12.7)%
Cash Flows from Operating Activities				$38,903	$31,032	25.4%

1. In millions except percentages and per share data or as otherwise noted.

2. Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial     measure are presented in the schedules accompanying this press release.

Richard Soloway, Chairman and CEO, commented, “With the completion of our third quarter of Fiscal 2025, we are pleased with our 30% adjusted EBITDA return and the continued strong gross margin of 91% of our RSR and the increase of 10.6% to $21.6 million. RSR represents 49% of total revenue in Q3 and our RSR had a prospective run rate of approximately $89 million based on our April 2025 recurring service revenue. The decrease in our equipment revenue for the quarter was primarily due to reduced sales to three of our larger distributors, two of whom were managing their corporate-wide existing inventory levels and the third which was driven by the timing of project work with their customer.

At the recent International Security Conference (“ISC”) in Las Vegas in early April, we introduced a new generational cloud-based MVP Access platform. Easy to afford with an economical “By-Door” flat monthly recurring revenue rate, MVP Access products empower security teams to experience 24/7 security management, enabling users to lock down doors, adjust threat levels and monitor real-time events from anywhere and eliminates the need for on-premises hardware or databases. This product line is expected to generate monthly recurring revenue for both locking and access control dealers and the Company.”

Mr. Soloway concluded, “As we enter into the final quarter of fiscal 2025, we are challenged with the headwinds and uncertainty of tariffs. In response to these uncertainties we instituted a price increase on all of our equipment products and will continue to monitor the situation and adjust our pricing accordingly. As tariff rates are presently established, we believe we may be well positioned to deal with the changing tariff landscape as compared to our competitors, as our products are principally manufactured in the Dominican Republic and USA as opposed to China, Mexico and other countries where final tariff rates could be significantly larger.  We remain confident that our strong net income, Adjusted EBITDA* and cash flow, will improve further.

As such we are pleased to continue our dividend program and will be paying the next quarterly dividend of $0.14 per share to shareholders on July 3, 2025, which is an increase over the most recent dividend paid on April 3, 2025.

We will continue to strive to accomplish our goal of continued financial strength, product innovation, technical superiority and strong profitability, for the balance of fiscal 2025 and beyond”.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, May 5, 2025, and in order to participate please go to the Investor Relations section of the Company website at https://investor.napcosecurity.com/events-presentations or the webcast URL use https://app.webinar.net/y6pI7Zz7DoN.  Alternatively, interested parties may participate in the call by dialing, in the (US) 1-800-836-8184 or for international callers, 1-646-357-8785. A replay of the webcast will be available on the Investor Relations section of the Company's website.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; business trends , including the replacement of 3G radios, and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income, Adjusted EBITDA and Adjusted EBITDA per share (diluted). We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense, other non-recurring income and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	March 31, 2025	June 30, 2024

	(in thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$73,413	$65,341
Investments - other	—	26,980
Marketable securities	15,884	5,398
Accounts receivable, net of allowance for credit losses of $20 and $32 as of March 31, 2025 and June 30, 2024, respectively	24,250	31,898
Inventories	34,450	34,804
Income tax receivable	958	73
Prepaid expenses and other current assets	3,428	4,269
Total Current Assets	152,383	168,763
Inventories - non-current	12,410	15,109
Property, plant and equipment, net	9,487	9,077
Intangible assets, net	3,366	3,602
Deferred income taxes	7,752	5,428
Operating lease - Right-of-use asset	5,261	5,487
Other assets	204	286
TOTAL ASSETS	$190,863	$207,752

CURRENT LIABILITIES
Accounts payable	$5,401	$7,977
Accrued expenses	8,776	10,345
Accrued salaries and wages	3,967	3,907
Dividend payable	4,468	—
Total Current Liabilities	22,612	22,229
Accrued income taxes	1,327	1,122
Operating lease liability	5,376	5,512
TOTAL LIABILITIES	29,315	28,863
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS’ EQUITY
Common Stock, par value $0.01 per share; 100,000,000 shares authorized as of March 31, 2025 and June 30, 2024; 39,771,035 and 39,768,186 shares issued; and 35,656,421 and 36,874,471 shares outstanding, respectively.	398	398
Additional paid-in capital	24,909	23,712
Retained earnings	192,443	174,300
Less: Treasury Stock, at cost (4,114,614 and 2,893,715 shares as of March 31, 2025 and June 30, 2024, respectively)	(56,315)	(19,521)
Accumulated other comprehensive income	113	—
TOTAL STOCKHOLDERS’ EQUITY	161,548	178,889
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$190,863	$207,752

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended March 31,
	2025	2024

	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$22,351	$29,735
Service revenues	21,610	19,532
	43,961	49,267
Cost of sales:
Equipment related expenses	16,852	21,179
Service-related expenses	1,982	1,604
	18,834	22,783

Gross Profit	25,127	26,484

Operating expenses:
Research and development	3,185	2,757
Selling, general, and administrative expenses	10,796	9,233
Total Operating Expenses	13,981	11,990

Operating Income	11,146	14,494

Other income:
Interest and other income, net	862	637
Income before Provision for Income Taxes	12,008	15,131
Provision for Income Taxes	1,886	1,935
Net Income	$10,122	$13,196

Income per share:
Basic	$0.28	$0.36
Diluted	$0.28	$0.36

Weighted average number of shares outstanding:
Basic	36,111,000	36,835,000
Diluted	36,253,000	37,118,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Nine Months Ended March 31,
	2025	2024

	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$66,993	$83,133
Service revenues	63,904	55,357
	130,897	138,490
Cost of sales:
Equipment-related expenses	50,968	59,332
Service-related expenses	5,697	5,249
	56,665	64,581

Gross Profit	74,232	73,909

Operating expenses:
Research and development	9,349	7,736
Selling, general, and administrative expenses	30,710	26,319
Total Operating Expenses	40,059	34,055

Operating Income	34,173	39,854

Other income:
Interest and other income, net	2,927	1,806
Income before Provision for Income Taxes	37,100	41,660
Provision for Income Taxes	5,326	5,376
Net Income	$31,774	$36,284

Income per share:
Basic	$0.87	$0.99
Diluted	$0.86	$0.98

Weighted average number of shares outstanding:
Basic	36,511,000	36,792,000
Diluted	36,743,000	37,032,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months ended March 31,
	2025	2024

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$31,774	$36,284
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,705	1,627
Interest (income) expense on other investments	(194)	112
Unrealized (gain) loss on marketable securities	(131)	(52)
(Recovery of) credit losses	(12)	(26)
Change to inventory reserve	78	634
Deferred income taxes	(2,324)	(2,331)
Stock based compensation expense	1,143	876
Changes in operating assets and liabilities:
Accounts receivable	7,660	(4,178)
Inventories	2,973	(2,388)
Prepaid expenses and other current assets	841	23
Income tax receivable	(905)	75
Other assets	84	22
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(3,789)	354
Net Cash Provided by Operating Activities	38,903	31,032
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,879)	(1,043)
Purchases of marketable securities	(10,222)	(160)
Purchases of other investments	(78)	(1,123)
Redemption of other investments	27,252	—
Net Cash Provided by (Used in) Investing Activities	15,073	(2,326)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	54	427
Cash paid for dividend	(9,164)	(9,570)
Cash paid for purchase of treasury shares	(36,794)	—
Net Cash Used in Financing Activities	(45,904)	(9,143)

Net increase in Cash and Cash Equivalents	8,072	19,563
CASH AND CASH EQUIVALENTS - Beginning	65,341	35,955
CASH AND CASH EQUIVALENTS - Ending	$73,413	$55,518
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$—	$8
Income taxes paid	$8,350	$7,437
Non-Cash Investing and Financing Transactions
Cash dividends declared and not paid	$4,467	$—

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (unaudited)

(in thousands, except share and per share data)

	3 months ended March 31,		9 months ended March 31,
	2025	2024	2025	2024
Net income (GAAP)	$10,122	$13,196	$$31,774	$$36,284
Less:
Interest Income, net	764	637	2,631	1,806

Add:
Provision for Income Taxes	1,886	1,935	5,326	5,376
Depreciation and Amortization	572	539	1,705	1,627
EBITDA (earnings before interest, taxes, depreciation and amortization)	11,816	15,033	36,174	41,481

Adjustments for non-GAAP measures of performance:
Add: Stock based Compensation	386	266	1,143	876
Add: Nonrecurring Legal Expenses (income) (1)	957	267	560	1,162
Adjusted EBITDA	$$13,159	$$15,566	$$37,877	$$43,519

Denominator:
Basic Weighted Average Shares Outstanding	36,111,000	36,835,000	36,511,000	36,792,000
Effect of Dilutive Securities	142,000	283,000	232,000	240,000
Dilutes Weighted Average Shares Outstanding (Denominator)	36,253,000	37,118,000	36,743,000	37,032,000
Net Income per Diluted Shares Outstanding	$0.28	$0.36	$0.86	$0.98
Adjusted EBITDA* per Diluted Shares Outstanding	$0.36	$0.42	$1.03	$1.18

1. Nonrecurring Legal Expenses are legal fees that are determined not to be of a normal recuring nature and expenses necessary to operate the business.

Contacts:

Francis J. Okoniewski

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

Office 800-645-9445 x 374

Mobile 516-404-3597

fokoniewski@napcosecurity.com